Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of Broadmark Realty Capital Inc., of our reports dated August 9, 2019, relating to the following entities:

Entity	Period
PBRELF I, LLC	As of December 31, 2017, and for the two years ended December 31, 2017
PBRELF I, LLC	As of December 31, 2018, and for the year then ended
BRELF II, LLC	As of December 31, 2017, and for the two years ended December 31, 2017
BRELF II, LLC	As of December 31, 2018, and for the year then ended
BRELF III, LLC	As of December 31, 2018, and for the period from January 24, 2018 (date of inception) through December 31, 2018
BRELF IV, LLC	As of March 31, 2019, and for the period from February 28, 2019 (date of inception) through March 31, 2019
Pyatt Broadmark Management, LLC	As of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018
Broadmark Real Estate Management II, LLC	As of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018
Broadmark Real Estate Management III, LLC	As of December 31, 2018, and for the year then ended
Broadmark Real Estate Management IV, LLC	As of March 31, 2019, and for the period from January 1, 2019 (date of inception) through March 31, 2019

We also consent to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Everett, Washington
December 6, 2019